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                                                                     EXHIBIT 1.2

                               PUBLIC OFFERING OF
                       1,550,000 SHARES OF COMMON STOCK(1)

                     CENTENNIAL SPECIALTY FOODS CORPORATION

                          AGREEMENT AMONG UNDERWRITERS

J.P. Turner & Company, L.L.C.
5445 DTC Parkway, Suite 940
Greenwood Village, Co 80111

Ladies and Gentlemen:

         1. Underwriting Agreement. We understand that Centennial Specialty Foods Corporation, a Delaware corporation (the "Company"), proposes to enter into an Underwriting Agreement substantially in the form attached hereto as Exhibit A (the "Underwriting Agreement) with you and other prospective underwriters, including ourselves (the "Underwriters"), acting severally and not jointly, providing for the purchase by the Underwriters from the Company of an aggregate of 1,550,000 shares of Common Stock of the Company (the "Firm Shares") and the grant by the Company to the Underwriters of an option to purchase up to an additional 232,500 Shares (the "Option Shares"), for the purposes of cover over-allotments in the sale of the Firm Shares, upon the conditions in the Underwriting Agreement in which we agree, in accordance with the terms thereof and subject to adjustment pursuant to Section 3 thereof, to purchase the number of Firm Shares set forth opposite our name in Schedule I thereof and, in your sole discretion, our pro rata portion of the number of Option Shares with respect to which the over-allotment option has been exercised. The Firm Shares and the Option Shares so purchased are hereinafter referred to as the "Shares." The offering of the Shares to the public in the manner contemplated by the Underwriting Agreement is referred to herein as the "Public Offering."

         2. Registration Statement and Prospectus. The Shares are more particularly described in the registration statement relating thereto filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "Act"). Amendments to such registration statement have been or may be filed, in which, with our consent hereby confirmed, we have been or will be named as on of the Underwriters of the Shares. Copies of the registration statement and the related preliminary prospectus have been delivered to us, and we confirm that they are correct insofar as they relate to us. J.P. Turner & Company, L.L.C. ("J.P. Turner" and "you") is authorized to approve on our behalf any amendments to the registration statement or any supplements thereto that J.P. Turner considers necessary or appropriate and no such amendment or supplement shall release or affect our obligations hereunder or under the Underwriting Agreement. The registration statement and related prospectus, as amended and supplemented from time to time, are hereinafter respectively referred to as the "Registration Statement" and the "Prospectus." We agree if you so request, to furnish a copy of any revised preliminary prospectus to each person to whom we have delivered a copy of any previous preliminary prospectus, and further represent that we have delivered all


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         (1) Plus an option to purchase up to an aggregate of 232,500 shares of
Common Stock from the Company to cover over-allotments, if any.
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preliminary prospectuses and agree that we will deliver all final prospectuses required for compliance with the provisions of Rule 15c2-8 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         3. Authority of J.P. Turner. We authorize J.P. Turner (a) to execute and deliver on our behalf the Underwriting Agreement substantially in the form attached hereto, with such changes as in J.P. Turner's judgment are advisable, including changes in those who are to be Underwriters and in the respective number of Firm Shares to be purchased by it (but no any change in the number of Firm Shares to be purchased by us except with our consent or as provided in the Underwriting Agreement); (b) to act as our representative in all matters concerning the Underwriting Agreement, this Agreement and the sale and distribution of the Shares thereunder, (c) to exercise all authority vested in the Underwriters or the Representative by the Underwriting Agreement, and (d) to take such action as you in your discretion may deem necessary or advisable to carry out the Underwriting Agreement, this Agreement and the transactions for the accounts of the several Underwriters contemplated thereby, and hereby, including, without limitation, (i) the purchase, carrying, sale and distribution of the Shares; and (ii) the determination of whether to purchase any or all of the Option Shares for the accounts of the several Underwriters or solely for the account of J.P. Turner.

         4. Public Offering. We authorize you to supply the Company with information to be included in the Registration Statement and Prospectus with respect to the terms of the offering, to determine the time of the public offering after the Registration Statement becomes effective, to vary the public offering price of the Shares and the concessions and discounts to Dealers (as defined herein) and other terms of sale hereunder and under the agreements with Dealers after the Shares are released for sale to the public, and to determine all matters relating to the advertisement of the Shares and communication with dealers or others.

         We authorize you, with respect to any Shares that we so agree to purchase, to reserve for sale and to sell for our account such number of our Shares as you shall determine to retail purchasers and to securities dealers ("Dealers") selected by you, including any of the Underwriters, under agreements substantially in the form attached hereto as Exhibit B (the "Selected Dealers Agreement"), and we authorize J.P. Turner to fix the concessions and reallowances in connection with any such sales to Dealers. Such concessions and reallowances may be allowed only as consideration for services rendered in connection with the sale and distribution of the Shares and in accordance with the Selected Dealers Agreement. Sales to such retail purchasers shall be made at the then public offering price.

         Except for sales for the accounts of Underwriters designated by a purchaser, aggregate sales of reserved Shares to retail purchasers will be made at the public offering in such a manner as you determine. Sales of reserved Shares to Dealers will be made at the public offering price less the Dealers' concession for the accounts of the several Underwriters in such proportion as you determine.


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         You may in your discretion sell to another Underwriter any of the
Shares so reserved for our account if you determine that such sales are advisable for Blue Sky purposes. The transfer tax on any such sales shall be charged to the accounts of the several Underwriters in proportion to their respective underwriting obligations.

         At or prior to the time when the Shares are released for sale, you will advise us of the number of Shares so sold or reserved for sale of our account. We will retain for direct sale any Shares purchased by us and not sold or reserved for sale for our account. With the consent of J.P. Turner, we may obtain release from you for direct sale of Shares reserved for sale to Dealers but not sold and paid for, in which event the number of Shares reserved for our account for sale to Dealers shall be correspondingly reduced. After advice from you that the Shares are released for sale to the public, we will offer for sale to the public in conformity with the terms of the offering set forth in the Prospectus such of our Shares as you advise us are not sold or reserved for sale for our account.

         We will advise J.P. Turner, from time to time, at J.P. Turner's request, of the number of Shares retained by us remaining unsold. You may at any time (a) reserve any of such Shares for sale by you for our account or (b) purchase any of such Shares which, in your opinion, are needed to enable you to make deliveries for the accounts of several Underwriters pursuant to this Agreement. Such purchases will be made at the then public offering price or, at the option of J.P. Turner, at such price less any part of the Dealers' concession.

         In respect of any Shares sold directly by us and thereafter purchased by you at or below the initial public offering price prior to the termination of this Agreement (or such longer period as may be necessary to cover any short position with respect to the Public Offering), you may charge our account with an amount equal to the Dealers' concession with respect thereto and credit such amount against the cost thereof, or you may require us to purchase such Shares at a price equal to the total cost thereof, including any commissions and transfer taxes on redelivery.

         You are authorized to purchase Shares for our account from Dealers at the public offering price less a concession not exceeding the concession to Dealers.

         5. Payment and Delivery. On notice from J.P. Turner we will deliver to J.P. Turner, in such form and at such time and place as J.P. Turner shall direct, funds in an amount equal to the full purchase price of the Shares, less the Underwriter's concession, that we are obligated to purchase pursuant to the Underwriting Agreement. We authorize J.P. Turner to deliver such funds to the Company against delivery to you for our account of the Shares purchased by us. Such payment will be credited to our account.

         In the event that our funds are not received by J.P. Turner when required, you are authorized, in your individual capacity or as our Representative, but shall not be obligated to, make payment pursuant to the Underwriting Agreement for our account in accordance with the provisions of
Section 6 hereof. Any such payment by you shall not relieve us from any of our obligations hereunder or under the Underwriting Agreement and we will reimburse you on request.


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         We authorize you to hold and deliver to Dealers and others, against payment, our Shares reserved by you for offering to them. Upon receiving payment for Shares so sold for our account, J.P. Turner will remit to us as promptly as practicable an amount equal to the purchase price paid by us for such Shares (if any) and debit or credit, as appropriate, our account with the difference between the sales price and such purchase price.

         You will promptly deliver to us any Shares purchased by us and not sold or reserved for sale by you. All other Shares which you then hold for our account will be delivered to us upon termination of the provisions referred to in the first paragraph of Section 12 hereof or prior thereto in the discretion of J.P. Turner, and may at any time be delivered to us for carrying purposes only, subject to redelivery upon demand, except that upon termination of the aforementioned provisions, if the aggregate of all such reserved and unsold Shares of all Underwriters does not exceed 10% of the total number of Shares, you are authorized in your discretion to sell such Shares for the accounts of the several Underwriters at such price as you may determine.

         6. Authority to Borrow. In connection with the purchase or carrying for our account of any Shares purchased for our account under this Agreement or the Underwriting Agreement, we authorize you, in your discretion, in your individual capacity, to advance your own funds for our account (in which event we will reimburse you on request), charging current interest rates, and as our Representative to arrange and make loans on our behalf and for our account, and to execute and deliver any notes or other instruments and hold or pledge as security any of our Shares as may be necessary or advisable in your discretion. Any lending bank or other party is hereby authorized to rely upon your instructions in all matters relating to any such loan. We shall be paid or credited with the proceeds of any such advance or loan made for our account and shall be debited with any repayment.

         You may deliver to us from time to time, for carrying purposes only, any of our reserved Shares held by you for our account that have not been sold or paid for. We will redeliver to you on demand any Shares so delivered to us for carrying purposes.

         If we are a member of The Depository Trust Company or any other depository or similar facility, you are authorized to make appropriate arrangements for payment for and/or delivery through its facilities of the Shares to be purchased by us, or, if we are not a member, settlement may be made through a correspondent that is a member pursuant to timely instructions to you.

         7. Stabilization. We ratify and confirm your stabilization transactions, if any, for the accounts of the several Underwriters prior to the date hereof, and we authorize you, in your discretion, to buy and sell Shares of the Company in the open market or otherwise, on a when issued basis or otherwise, for either long or short account, at such prices and on such terms as you may determine and to over-allotment in arranging for the sale of the Shares and to make purchases for the purpose of covering any over-allotment so made. We authorize you in your discretion to cover any short position incurred for the accounting of the several Underwriters pursuant to this Section by exercising the over-allotment option referred to in Section 3 of the Underwriting Agreement and by buying Shares of the Company and, in lieu of delivering to the several Underwriters any of such Shares held for their respective accounts pursuant to this Section, to sell such Shares for the accounts of each of the Underwriters, in each case at such

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prices and on such terms as you may determine. All such purchases, sales and over-allotments will, in your sole discretion be for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations, and at no time will our net commitment under the foregoing provisions of this paragraph, either for long or short accounts, exceed 10% of our original underwriting obligation. We will take up at cost on demand any of the Shares of the Company so purchased for our account and deliver on demand any of the Shares sold or over-allotted for our account. In the event of default by one or more Underwriters in respect to their obligations under this paragraph, each non-defaulting Underwriter shall assume its proportionate share of the obligations of such defaulting Underwriter without relieving such defaulting Underwriter of its liability hereunder. The existence of this provision is no assurance that the price of any of the aforesaid securities will be stabilized or that stabilizing, if commenced, will not be discontinued at any time.

         If you engage in any stabilizing transactions on behalf of the Underwriters, you shall notify us promptly of the date and time when the first stabilizing purchase is effected and the date and time when stabilizing is terminated. We agree (and such agreement will survive the termination of any provisions of this Agreement) to comply with all requirements of the Exchange Act, and the rules and regulations thereunder, with respect to notification and keeping of records of stabilizing transactions including providing you with information required by Rule 17a-2 under said Exchange Act.

         We agree to advise you, form time to time upon your request, of the number of Shares retained by or released to us and remaining unsold, and will, upon your request, release to you for the accounts of one or more of the several Underwriters such number of such Shares as you may designate at such price, not less than the net price to Dealers nor more than the public offering price as you may determine.

         If, pursuant to the provisions of this Section, you purchase or contract to purchase any Shares that were retained by us for direct sale, we authorize you in your discretion either to require us to repurchase such Shares at a price equal to the total cost of such purchase, including commissions and transfer tax on redelivery, to sell for our account such Shares and debit or credit account for the profit or loss resulting from such sale, or to charge our account with an amount equal to the concession to Dealers with respect thereto.

         Upon the termination of this Agreement, you are authorized in your discretion, in lieu of delivering to the several Underwriters any Shares then held for their respective accounts pursuant to this Section 7, to sell such Shares for the accounts of each of the Underwriters at such prices as you may determine.

         8. Open Market Transactions. Except as permitted by J.P. Turner, we will not bid for, purchase, attempt to induce others to purchase, sell, directly or indirectly, either before or after the issuance of the Shares, any Shares for our own account or for the account of customers, except (a) the purchase and sale of Shares as provided in the Underwriting Agreement, this Agreement or the agreements with Dealers, (b) the purchase from or sale to other Underwriters or Dealers of Shares at the public offering price or at such price less any part of the Dealers' concession, and (c) as brokers pursuant to unsolicited orders. We hereby represent that we have complied with Regulation M in connection with this Offering, and we agree that we will at all

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times comply with the provisions of Regulation M of the Commission under the
Exchange Act applicable to the Public Offering.

         9. Underwriter Undertakings. We will not make any representations concerning the Shares other than those set forth in the Company's then current Prospectus and will offer and sell the Shares in conformity with the terms of the offering set forth in the Prospectus. By accepting this Agreement, we (i) acknowledge our understanding of the NASD Conduct Rules and the interpretations of such Rules (the "Interpretations") promulgated by the Board of Governors of the National Association of Securities Dealers, Inc. (the "Association") including, but not limited to, the Interpretation with respect to Free-Riding and Withholding, (b) Rule 174 of the rules and regulations promulgated under the Act and Regulation M promulgated under the Exchange Act, (c) Release No. 3907 under the Act and (d) Release No. 4150 under the Act; and (ii) represent, warrant, covenant and agree that we will comply with all applicable requirements of the Act and the Exchange Act in addition to the specific provisions cited at subparagraph (i) of this Paragraph 9, and that we will not violate, directly or indirectly, any provision of applicable law in connection with our participation in the Public Offering of the Shares.

         By accepting this Agreement, we agree to comply with all applicable federal laws including, but not limited to, the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, all applicable federal laws; the laws of the states or other jurisdictions in which the Shares may be offered or sold by us; and the Constitution, Bylaws and the Association's Conduct Rules. Further, we agree that we will not offer or sell the Shares in any state or jurisdiction except those in which the Shares have been qualified or qualification is not required. We acknowledge we will not be entitled to any compensation hereunder for any period during which we have been suspended or expelled from membership in the Association. Upon completion of billing of the Public Offering, we will furnish to you one copy of an executed Territorial Distribution Questionnaire and one copy of a full and complete list of all record and beneficial owners (if known) of the Shares sold by us.

         10. Employees and other Representatives. By accepting this Agreement, we assume full responsibility for thorough and proper training of our employees and other agents and representatives concerning the selling methods to be used in connection with the Public Offering of the Shares, giving special emphasis to the principles of full and fair disclosure to prospective investors and the prohibitions against "Free-Riding Withholding" as set forth by the Interpretation of the Board of Governors to the Association's Conduct Rules.

         11. Allocation of Expenses. We authorize you to charge our account with all transfer taxes on sales made by you for our account (except as herein otherwise provided) and our proportionate share (based upon our underwriting obligation) of all other expenses incurred by you in finding and developing this Public Offering, and arising under the terms of this Agreement or the Underwriting Agreement, or in connection with the purchase, carrying, sale or distribution of the Shares. Your determination of the amount and allocation of such expenses shall be final and conclusive. In the event of the default of any Underwriter in carrying out its obligations hereunder, the expenses chargeable to such Underwriter pursuant to this Agreement and not paid by it, as well as any additional losses or expenses arising from such default, may be proportionately charged by you against the other Underwriters not so defaulting without, however, relieving such defaulting Underwriter from its liability therefor.


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         12. Termination and Settlement. The provisions of the fifth, sixth, seventh, and eighth paragraphs of Section 4 and of the first sentence and fourth paragraph of Section 7, and of Section 8 hereof will terminate (a) at the close of business on the thirtieth day after the date of the Underwriting Agreement; or (b) on such earlier or later date, not more than thirty (30) days after the date specified in (a), as you may determine; or (c) on the date of termination of the Underwriting Agreement, if the same shall be terminated as provided by its terms.

         As promptly as practicable after termination of the provision referred to in the first paragraph of this Section, our account will be settled and paid, provided that J.P. Turner may reserve from distribution to the several Underwriters such amounts as J.P. Turner deems advisable to cover possible additional expenses. The determination by J.P. Turner of the amounts to be paid to or by us will be final and conclusive. J.P. Turner may at ay time make partial distribution of credit balances or call on the several Underwriters to pay their respective debit balances. Any of our funds in your hands may be held with your general funds without accountability for interest and may be commingled with your general funds. Notwithstanding termination of this Agreement or any settlement, we agree to pay (a) our proportionate share (based on our underwriting obligation) of all expenses and liabilities that may be incurred by or for the account of the Underwriters, or any of them, and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

         If the Underwriting Agreement shall be terminated as permitted by the terms thereof or if it shall be executed but shall not become effective, our obligations herein shall immediately cease and terminate except the obligations to pay our proportionate share of all expenses and except obligations, if any, incurred for our account under Section 7 hereof and our obligations under the second paragraph of this Section 12 and under Section 16 hereof.

         13. Default by Underwriter. Default by one or more Underwriters in respect of their obligations under the Underwriting Agreement shall not release us from any of our obligations or in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In case of such default for an aggregate amount of 9.99% or less of the Firm Shares, we will purchase additional Firm Shares as set forth in Section 3 of the Underwriting Agreement. If such default exceeds 9.99% of the Firm Shares, you are authorized, but shall not be obligated, to arranged for the purchase by other persons, who may include yourself or any non-defaulting Underwriter, of that defaulted portion in excess of such 9.99%. In the event such arrangements are made, we will, on your request, purchase additional Firm Shares not exceeding our original commitment under the Underwriting Agreement and the respective aggregate amounts of Firm Shares to be purchased by the non-defaulting Underwriters and by other such persons, if any, shall be taken as the basis for determining the proportionate several obligations and benefits hereunder and under the Underwriting Agreement, but this shall in no way affect the liability of any defaulting Underwriter for damages resulting from such default. If there is any default as to the purchase of the Option Shares, you are authorized but shall not be obligated, to purchase or to arrange for the purchase by the non-defaulting Underwriters of the defaulted portion.


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         14. Position of the Representative. Except as otherwise specifically provided in this Agreement, you shall have full authority to take such action as you deem necessary or advisable in respect of all matters pertaining to the Underwriting Agreement and this Agreement in connection with the purchase, carrying, sale and distribution of the Shares, including the right to make any modifications which you consider necessary or desirable in the arrangements with Dealers or others. You shall be under no liability for or in respect of the value of the Shares or the validity or the form thereof, any preliminary prospectus, the Registration Statement, the Prospectus, the Underwriting Agreement, or other instruments executed by the Company or others; or for the performance by the Company or others or any agreement on their part; nor shall you, except for your own willful and illegal conduct, be liable to us under any provisions hereof or for any matters connected herewith or for obligations expressly assumed by you in this Agreement and for any liabilities imposed upon you by the Act. No obligations on your part shall be implied herefrom. Authority with respect to matters to be determined by you, or by you and the Company pursuant to the Underwriting Agreement, shall survive the termination of the provisions referred to in the first paragraph of Section 12 hereof.

         Nothing contained herein shall constitute us a partners with you or with other Underwriters or shall constitute the several Underwriters as an association or other separate entity and the rights and liabilities of ourselves and each of the other Underwriters (including you) are several and not joint. If for Federal income tax purposes the Underwriters should be deemed to constitute a partnership, then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended. You, as Representatives of the Underwriters, are authorized, in your discretion, to execute on behalf of the Underwriters, such evidence of such election as may be required by the Internal Revenue Service.

         15.      Indemnification and Contribution.

                  (a) Each Underwriter, including ourselves, agrees to indemnify, hold harmless and reimburse each other Underwriter, each such entities' officers, directors, partners, members, managers, employees, agents, and counsel, each person, if any, who controls any other Underwriter, within the meaning of Section 15 of the Act or
         Section 20(a) of the Exchange Act, and any successor of any other Underwriter, all if and to the extent that each Underwriter will be obligated in the Underwriting Agreement to indemnify, hold harmless and reimburse the Company, each of its directors and each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act.

                  (b) Each Underwriter (including ourselves) will pay upon request, as contribution, its proportionate share, based upon its underwriting commitment, of any and all losses, claims, damages or liabilities, joint or several, paid or incurred by any Underwriter arising out of or based upon any untrue statement of alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any other related preliminary prospectus or any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in

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         reliance upon and in conformity with written information furnished to the Company by an Underwriter specifically for use therein); and will pay such proportionate share of any legal or other expenses reasonably incurred by you or with your consent in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter's obligation under this paragraph, appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters in respect of such claim from the Company, pursuant to the Underwriting Agreement or otherwise. there will be credited against any amount paid or payable by us pursuant to this paragraph, any loss, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this paragraph, appropriate provision will be made to effect such credit, by refund or otherwise.

                  (c) We agree that you shall be under no liability in respect of any matters connected herewith or actions taken by you pursuant to this Agreement, except for obligations assumed by you, in this Agreement. In the event that at any time any claim or claims shall be asserted against you, as Representative, or otherwise involving the Underwriters generally, relating to any preliminary prospectus, the Prospectus, the Registration Statement, the public offering of the Shares, any state securities or Blue Sky law qualification matters, or any of the transactions contemplated by this Agreement, we authorize you to make such investigation, to retain such counsel and in your discretion, separate counsel for any particular Underwriter or group of Underwriters, and to take such other action as you may deem necessary or desirable under the circumstances, including settlement of any such claim or claims if such course of action shall be recommended by counsel retained by you. We agree to pay you, on request, our proportionate share (based on our underwriting obligations) of all expenses incurred by you (including, but not limited to, the disbursement and fees of counsel retained by you) in investigating and defending against such claim or claims, and our proportionate share (based on our underwriting obligation) of any liability incurred by you in respect of such claim or claims, whether such liability shall be the result of a judgment against you or the result of any such settlement. On determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expense incurred by any person controlling any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act that has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain at its own expense its own counsel. Whenever you receive notice of the assertion of any claim to which the provisions of this paragraph would be applicable, you will give prompt notice thereof to each Underwriter. You will also furnish each Underwriter with periodic reports as to the status of such claim and the action taken by you in connection therewith. If any Underwriter or Underwriters default in their obligation to make any payments under this paragraph, then, without relieving such defaulting Underwriter of its liability hereunder, each non-defaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based on such Underwriter's underwriting commitment as related to the underwriting commitments of all non-defaulting Underwriters. Any Underwriter or Underwriters defaulting in their obligations shall be liable for all losses, claims, damages, liabilities, costs and attorneys fees paid or incurred

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         by any Underwriter in collection of the defaulted payments from the defaulting Underwriter. The indemnity and contribution provisions of this Section 15 shall survive the termination of this Agreement Among Underwriters.

         16. Blue Sky Matters. You will not have any responsibility with respect to the right of any Underwriter or other person to sell any of the Shares in any jurisdiction, notwithstanding any information that you may furnish in that connection. We understand that you will file a New York Further State Notice, if required, and we authorize you to take such other action as may be necessary or advisable to qualify the Shares for offering and sale in any jurisdiction in connection with the Public Offering.

         17. Notices. Any notice from you to us will be deemed to have been duly given if mailed, telexed or sent by facsimile or other written communication to us at our address as set forth in the Underwriters' Questionnaire that we have transmitted to you. Any notice to you shall be deemed given if mailed, telexed or sent by facsimile or other written communication to J.P. Turner & Company, L.L.C., 5445 DTC Parkway, Suite 940, Greenwood Village, Co 80111.

         18.      Miscellaneous.

                  (a) We authorize you to file with any governmental agency any reports required to be filed with you in connection with the transactions contemplated by this Agreement or the Underwriting Agreement and we will furnish any information in our possession needed for such reports.

                  (b) We will not advertise over our name until after the first public advertisement made by you and then only at our own expense and risk. We authorize you to exercise complete discretion with regard to the first public advertisement.

                  (c) You will not be under any duty to account for any interest on our funds at any time in your hands.

                  (d) We hereby confirm (i) that we have examined the Registration Statement and are familiar with the amendments thereto,
         (ii) that the information therein is correct and is not misleading and there are no material omissions insofar as it relates to us, and (iii) that we are willing to accept the responsibilities under the Act of an Underwriter named in such Registration Statement. You are authorized in your discretion, on our behalf, to approve of or object to any further amendments or supplements to the Registration Statement.

                  (e) You represent that you are a member in good standing of the Association and we represent that we are (i) a member of the Association and agree to comply with the provision of the Association Conduct Rules, or (ii) a foreign dealer or institution ineligible for membership in the Association and we agree (x) not to resell Shares (A) to purchasers in, or to persons who are nationals of, the United States of America, of (B) when there is a public demand for the Shares, to persons specified as those to whom members of the Association participating in the sale and distribution of the Shares may not sell, and (y) to comply, as though we were a member of the Association, with the Association Conduct Rules.

                  (f) We confirm that the ratio of our aggregate indebtedness to our net capital or our excess net capital is such that we may, in accordance with and pursuant to Regulation M under the Exchange Act, obligate ourselves to purchase, and purchase, the number of Shares which we agree to purchase under the Underwriting Agreement.

                  (g) We confirm that we do not intend to confirm sales to accounts over which we exercise discretionary authority, or make allocations of the type discussed in Act Release No. 4150.

                  (h) This Agreement will be governed by, and construed in accordance with, the laws of the State of Colorado.

                  (i) In accordance with Rule 15c2-8(b) under the Exchange Act and Act Release No. 4968, to the extent applicable, we will deliver copies of each Preliminary Prospectus to our sales persons before they offer the Shares to their clients, and we will deliver a Preliminary Prospectus to all persons to whom we expect to mail confirmations of ales not less than 48 hours prior to the time we expect to mail such confirmations.

                  (j) This Agreement embodies the entire agreement and underwriting between us and supersedes all prior agreements and understandings related to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver, or discharge is sought to be enforced. All the terms of this Agreement, whether so expressed or not, shall be binding upon the respective successors and assigns of the parties hereto (in respect of "successors and assigns," reference is made to Section 12 of the Underwriting Agreement) and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  (k) June is of the essence in this Agreement. The parties acknowledge that this Agreement was initially prepared by J.P. Turner and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

         19. Duplicate Original Copies. This Agreement may be signed in any number of counterparts which taken together shall constitute one and the same instrument.

                                            Sincerely yours,


                                            By: ________________________________
                                            As Attorney-in-Fact for each of the
                                            several Underwriters named in
                                            Schedule 1 to the Underwriting
                                            Agreement annexed hereto.

CONFIRMED AND ACCEPTED AS OF THE DATE FIRST ABOVE MENTIONED:

J.P. TURNER & COMPANY, L.L.C.
as Representative of the several
Underwriters named in Schedule I
to the Underwriting Agreement

By:___________________________
Name: ________________________
Title:  _________________________

                                    EXHIBIT A

                             Underwriting Agreement

                                    EXHIBIT A

                           Selected Dealers Agreement

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Keith Koch, and James Cramer of J.P. Turner & Company, L.L.C., 5445 DTC Parkway, Suite 940, Greenwood Village, Co 80111, the true and lawful agent and attorney-in-fact of the undersigned, with full power to appoint a substitute or substitutes to act hereunder, with respect to all matters arising in connection with the undersigned's acting as one of the Underwriters of the proposed offering of the following securities:

                        1,550,000 SHARES OF COMMON STOCK*

                     CENTENNIAL SPECIALTY FOODS CORPORATION

with full power and authority to execute and deliver for and on behalf of the undersigned all such agreements, contracts, consents and documents in connection herewith as said agent and attorney-in-fact, may deem advisable. The undersigned hereby gives to said agent and attorney-in-fact, full power and authority to act in the premises, including, without limitation, the generality of the foregoing, the power and authority to execute, by manual or facsimile signature, and deliver an Agreement Among Underwriters relating to such offering and to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact, would have if personally acting. The undersigned hereby ratifies and confirms all that said agent and attorney-in-fact, or any substitute or substitutes, may do by virtue hereof.

         This appointment shall remain in full force and effect until revoked by the undersigned in writing.

Duly executed this _______ day of _______, 2003.

                                                     (Firm Name)


                                                     By:
                                                        ------------------------
                                                     Print Name:
                                                                ----------------
                                                     Title:
                                                           ---------------------


* Plus an option to acquire an additional 232,500 Shares pursuant to an over-allotment option.

                           (CORPORATE ACKNOWLEDGEMENT)

STATE OF ________________________  )
                                   )
COUNTY OF _______________________  )

         On this ____ day of _________, 2003, before me, a notary public duly commissioned and sworn, personally appeared ______________________________, to me know and known to me to the identical person whose name is affixed to the above Power of Attorney, who, being by me duly sworn, did depose and say that he/she is ________________________ of _____________________, the corporation described in and which executed the foregoing Power of Attorney, that he/she has signed the above Power of Attorney by authority of the Board of Directors of said corporation and the free and voluntary act and deed of said corporation for the uses and purposes herein set forth, and that he/she, being informed of the contents of said Power of Attorney, acknowledges that the statements contained there are true and that he/she signed his/her name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day in this acknowledgement first above written.

         My commission expires:  _______________________________

(S E A L)

                                                     ___________________________
                                                     Notary Public

                          (PARTNERSHIP ACKNOWLEDGEMENT)

STATE OF ________________________  )
                                   )
COUNTY OF _______________________  )

         On this ____ day of _________, 2003, before me, a notary public duly commissioned and sworn, personally appeared ______________________________, one of the members of the firm ________________________, to me known and known to me to be the individual described in and who executed, and was duly authorized to execute, the same as the free and voluntary act and deed of said firm for the uses and purposes herein set forth, and that he/she, being informed of the contents of said Power of Attorney, acknowledges that the statements contained there are true and that he/she signed his/her name thereto.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day in this acknowledgement first above written.

         My commission expires:  _______________________________

(S E A L)

                                                     ___________________________
                                                     Notary Public

         Contemporaneously with the proposed offering, J.P. Turner will transmit to the Syndicate Department of the signer of the foregoing power of attorney, via telegram, facsimile or equivalent form of communication, a statement of the anticipated terms of the Offering as follows:

         a. Number of shares to be underwritten by you and the total number of shares to be retained by you;

         b. Proposed public offering date;

         c. Proposed closing date;

         d. Public offering price;

         e. Underwriting Discount and the portion thereof representing the selling concession; and

         f. Dealer's concession and reallowance, if any.

         Unless J.P. Turner & Company, L.L.C. receives a communication via telegram, facsimile or equivalent form of communication (whether or not the statement of anticipated terms was received) revoking such power of attorney (i) not later than 7:00 a.m. Denver time on the proposed public offering date, if the statement of anticipated terms has been transmitted prior thereto, or (ii) within two hours following the transmission of the statement of anticipated terms, if such statement is sent on the proposed public offering date, the power of authority granted by such power of attorney may be exercised in accordance with the terms thereof. (No statement of anticipated terms will be sent after 4:00 p.m. Denver time on any day).

         A copy of the Agreement Among Underwriters as executed (with facsimile signatures) will be sent to the Syndicate Department of the signer of the foregoing power of attorney promptly after execution.